Exhibit 4.1

THIRTEENTH AMENDMENT TO RIGHTS AGREEMENT

THIS THIRTEENTH AMENDMENT, dated as of April 25, 2013 (this “Thirteenth Amendment”), to the Rights Agreement dated as of July 10, 2006, as amended (the “Rights Agreement”), is made by and between Wilhelmina International, Inc. (formerly New Century Equity Holdings Corp.), a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as rights agent (the “Rights Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Rights Agreement.

WHEREAS, Ronald L. Chez (“Chez”), individually and through individual retirement accounts for his benefit, acquired shares of the Company’s common stock which resulted in Chez’s total beneficial ownership of shares exceeding 4.99% of the Company’s outstanding shares of Common Stock, as reported on a Schedule 13D (the “March 22 13D”) filed by Chez with the Securities and Exchange Commission on March 22, 2013 (the “Reported Chez Purchases”);

WHEREAS, the Company desires to amend the Rights Agreement so that the Reported Chez Purchases do not affect any rights under the Rights Agreement;

WHEREAS, the Company further desires to amend the Rights Agreement so that Chez is permitted acquire, through one or more purchases, additional shares of the Company’s common stock, up to a number of additional shares which in the aggregate, when added together with the number of shares of the Company’s common stock beneficially owned by Chez as reflected in the March 22 13D, will not exceed 10,000,000 shares, without affecting any rights under the Rights Agreement (the “Permitted Additional Chez Purchases”);

WHEREAS, the Company has instructed the Rights Agent to enter into this Thirteenth Amendment, and an officer of the Company has certified that this Thirteenth Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Thirteenth Amendment, and for other good and valuable consideration, the parties hereto agree as follows:

1.  Amendment of Section 1(a).  Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, Ronald L. Chez shall not be deemed to be an Acquiring Person solely by virtue of any Reported Chez Purchases or Permitted Additional Chez Purchases.”

2.  Amendment of Section 1(ee).  Section 1(ee) of the Rights Agreement is hereby amended by deleting Section 1(ee) in its entirety and replacing it with the following:

“(ee) “TRIGGERING EVENT” means any Flip-in Event or Flip-over Event; provided, however, that no Triggering Event shall result solely by virtue of (i) the execution of the Wilhelmina Agreement, (ii) the acquisition of Common Shares pursuant to the Wilhelmina Agreement, (iii) the consummation of any other transactions contemplated by the Wilhelmina Agreement, (iv) the issuance of stock options to any Wilhelmina Seller or the exercise thereof by such Wilhelmina Seller, (v) the Krassner Purchases, (vi) any Wilhelmina Control Seller Coordination Activities, (vii) any Permitted Lorex Purchases, (viii) any Permitted Krassner L.P. Purchases, (ix) the Reported Chez Purchases or (x) any Permitted Additional Chez Purchases.”

3.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (oo) at the end thereof:

“(oo) “Initial March 22 13D” means the initial Schedule 13D with respect to the Company filed by Ronald L. Chez with the Securities and Exchange Commission on March 22, 2013.”

4.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (pp) at the end thereof:

“(pp) “Permitted Additional Chez Purchases” mean purchases by Ronald L. Chez, individually or through individual retirement accounts for his benefit, of a number of Common Shares which in the aggregate, when added together with the number of shares of Common Shares beneficially owned by Chez as reflected in the Initial March 22 13D (i.e., 6,701,857 Common Shares), shall not exceed ten million (10,000,000) Common Shares.”

5.  Amendment of Section 1.  Section 1 of the Rights Agreement is hereby amended to add a new definition as subsection (qq) at the end thereof:

“(qq) “Reported Chez Purchases” mean purchases by Ronald L. Chez, individually and through individual retirement accounts for his benefit, of Common Shares which resulted in the beneficial ownership of Ronald L. Chez exceeding 4.99% of the Common Shares outstanding, as disclosed in the Initial March 22 13D.”

6.  Amendment of Section 3(a).  Section 3(a) of the Rights Agreement is hereby amended by replacing the last sentence thereof with the following sentence:

“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Wilhelmina Agreement, (ii) the acquisition of Common Shares pursuant to the Wilhelmina Agreement, (iii) the consummation of any other transactions contemplated by the Wilhelmina Agreement, (iv) the issuance of stock options to any Wilhelmina Seller or the exercise thereof by such Wilhelmina Seller, (v) the Krassner Purchases, (vi) any Wilhelmina Control Seller Coordination Activities, (vii) any Permitted Lorex Purchases, (viii) any Permitted Krassner L.P. Purchases, (ix) the Reported Chez Purchases or (x) any Permitted Additional Chez Purchases.”

7.  Amendment of Section 7(a).  Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Reported Chez Purchases or Permitted Additional Chez Purchases shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise.”

8.  Amendment of Section 11.  Section 11 of the Rights Agreement is hereby amended to add the following sentence after the third sentence of said Section:

“Notwithstanding anything in this Rights Agreement to the contrary, no Reported Chez Purchases or Permitted Additional Chez Purchases shall be deemed to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11.”

9.  Amendment of Section 13.  Section 13 of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Reported Chez Purchases or Permitted Additional Chez Purchases shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with Section 13.”

10.  Amendment of Section 25(a).  Section 25(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, no Reported Chez Purchases or Permitted Additional Chez Purchases shall be deemed to require the Company to provide notice in accordance with this Section 25.”

12.  Effectiveness.  This Thirteenth Amendment shall be deemed effective as of the date first written above, as if executed on such date.  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

13.  Miscellaneous.  This Thirteenth Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.  This Thirteenth Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  If any provision, covenant or restriction of this Thirteenth Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Thirteenth Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

[Signature Page to Follow]

[Signature Page to Thirteenth Amendment to Rights Agreement]

IN WITNESS WHEREOF, this Thirteenth Amendment is effective as of the day and year first referenced above.

WILHELMINA INTERNATIONAL, INC.
By:	/s/ Mark Schwarz
	Name:	Mark Schwarz
	Title:	Chairman of the Board

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS RIGHTS AGENT

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

CERTIFICATION AND INSTRUCTION TO RIGHTS AGENT: The officer of the Company whose duly authorized signature appears above certifies that this Thirteenth Amendment is in compliance with the terms of Section 27 of the Rights Agreement and, on behalf of the Company, instructs the Rights Agent to enter into this Thirteenth Amendment.